UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2011

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA	L4V 1R9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, John M. Doolittle provided notice of his resignation as Senior Vice-President, Corporate Services and Chief Financial Officer of the registrant and its principal operating subsidiary, Nortel Networks Limited (“NNL”) effective 11:59 p.m. on December 16, 2011. Mr. Doolittle’s resignation is not as a result of any disagreement with the registrant or NNL.

Mr. Allan Bifield, 55, has been appointed Senior Vice-President, Corporate Services and Chief Financial Officer of the registrant and NNL effective December 17, 2011. Mr. Bifield previously held the position of Chief Financial Officer and Senior Vice-President, for the Nortel Business Services organization from February 2010 to September 2011, prior to which he has held various roles in Nortel’s Finance organization for over 25 years.

Item 8.01	Other Events

The registrant announced today that it, NNL, and its other Canadian subsidiaries that filed for creditor protection under the Companies’ Creditors Arrangement Act (CCAA) have obtained an order from the Ontario Superior Court of Justice (Canadian Court) further extending, to April 13, 2012, the stay of proceedings that was previously granted by the Canadian Court. The purpose of the stay of proceedings is to provide stability to the Nortel companies to continue with the wind down of operations and other significant work toward the development of a plan of arrangement under CCAA and conclusion of the creditor protection proceedings.

The materials filed in the CCAA proceedings are available on the Restructuring Document Centre of Ernst & Young Inc. (the Monitor) at http://documentcentre.eycan.com/Pages/Main.aspx?SID=89&Redirect=1 or by contacting the Monitor directly at 1-866-942-7177.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by the registrant on December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ JOHN M. DOOLITTLE
Senior Vice-President, Corporate Services and Chief Financial Officer

Dated: December 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on December 14, 2011.